                                                                  EXHIBIT 10(ff)



                                 ATTACHMENT III

                 STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT


              This Stockholder and Registration Rights Agreement, executed as of November 1994, between AMERICAN EXPLORATION COMPANY, a Delaware corporation ("American"), and the parties identified on the signature pages hereto as the "Holders" (each, a "Holder" and collectively, the "Holders");

                              W I T N E S S E T H:

              WHEREAS, American is offering to purchase the Holders' (a) limited partner interests in (i) Amex Production Partnership Ltd., a Texas limited partnership ("APPL-I"), (ii) American Production Partnership-II, Ltd., a Texas limited partnership ("APPL-II"), (iii) American Production Partnership-III, Ltd., a Texas limited partnership ("APPL-III"), (iv) American Production Partnership-IV, Ltd., a Texas limited partnership ("APPL-IV"), (v) American Production Partnership-V, Ltd., a Texas limited partnership ("APPL-V") or American Production Partnership-VI, Ltd., a Texas limited partnership ("APPL-VI"), and (b) notes and net profit production payments issued by (i) Ameriplor Corp., a Delaware corporation, (ii) Ninian Oil Finance Corp., a Delaware corporation, or (iii) American Exploration Acquisition-VI Corp., a Delaware corporation (all such limited partner interests, notes and net profit production payments being collectively referred to as the "Interests"), pursuant to Offers to Purchase and Exchange Offers dated August 12, 1994 (the "Offers"); and

              WHEREAS, pursuant to the Offers shares of American Common Stock, par value $.05 per share (the "Common Stock"), have been issued to the Holders in the amounts set forth opposite the Holders' names on the signature pages hereto; and

              WHEREAS, American desires to provide the Holders with an opportunity to achieve liquidity in their respective investments in American by granting the Holders certain registration rights relating to the Common Stock.

              NOW, THEREFORE, American and the Holders agree as follows:

              1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              "American" has the meaning specified in the preamble.

              "Closing Price" means, with respect to the Common Stock, the last reported sales price of the Common Stock on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices in the United States.

              "Common Stock" has the meaning specified in the recitals.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Fundamental Change" shall mean (i) the occurrence of any transaction or event in connection with which all or substantially all of the shares of Common Stock are exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification or otherwise) or (ii) the conveyance, sale, lease, assignment, transfer or other disposal of all or substantially all of American's property, business or assets; provided, however, that a Fundamental Change shall not be deemed to have occurred by reason of the occurrence of any reverse stock split proposed by American.

              "Holder" has the meaning specified in the preamble.

              "Indemnified Party" has the meaning specified in Section 4(d).

              "Indemnifying Party" has the meaning specified in Section 4(d).

              "Initiating Holders" means any Holders who propose to have American register their Restricted Stock, which Restricted Stock shall have an aggregate market value, determined by reference to the Closing Price of the Common Stock on the date such request is received, of at least $2,000,000.

              "Interests" has the meaning specified in the recitals.

              "Offers" has the meaning specified in the recitals.

              "person" means any individual, firm, corporation, partnership or other entity, unless the context otherwise requires.

              "Requesting Holders" has the meaning specified in Section 4(b)(ii) hereof.

              "Restricted Stock" means any shares of Common Stock acquired by any Holders in connection with the Offers, including any such shares acquired pursuant to Section 9 of the Offer to Purchase and Exchange Offer relating to the Offers.

              "SEC" means the Securities and Exchange Commission.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Termination Date" has the meaning specified in Section 5(a) hereof.

              2.     Covenants of the Holders.

              (a) Each Holder covenants and agrees that it shall not sell, transfer any beneficial interest in, or otherwise dispose of any shares of Restricted Stock otherwise than pursuant to (i) an effective registration statement under the Securities Act, (ii) Rule 144 of the general rules and regulations under the Securities Act or (iii) an exemption from registration under the Securities Act determined to be available in the opinion of counsel reasonably acceptable to American.

              (b) All certificates representing ownership of shares of Restricted Stock shall include the following legend until such securities have been transferred in accordance with the provisions hereof:

              "These shares have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, and such shares may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until registered or qualified under such Act or state laws, or unless such offer, sale, transfer, pledge or hypothecation is exempt from registration or is otherwise in compliance with such Act or state laws."

              3.     Covenants of American.

              Prior to the Termination Date and subject to the provisions hereof:


              (a) For as long as any Holder shall continue to hold any Restricted Stock, American shall file, on a timely basis, all annual, quarterly and other reports required to be filed by it under Section 13 or 15(d) of the Exchange Act and the rules and regulations thereunder, as amended from time to time.

              (b) If a Fundamental Change (the date of occurrence of such Fundamental Change being the "Fundamental Change Date") shall occur at any time after the Expiration Date (as defined in the Offers) and the issuance of the Initial Shares but before the issuance of the Subsequent Shares (as such capitalized terms are defined in the Offers), each Holder of Interests that were tendered for exchange in the Offers but that have, at the time of such Fundamental Change Date, not been exchanged for shares of Common Stock, shall have the right to require that American or its successor purchase, in which event American or its successor shall be obligated to purchase, such Interests at a purchase price equal to the same consideration, or the cash equivalent, that such Holder would have been entitled to receive if such shares of Common Stock had been issued on or before the Fundamental

       Change Date (the "Purchase Price"), in accordance with the procedures set forth in Subsections (c) and (d) of this Section; provided, however, that such holders shall not have such right, and American or its successor shall not have such obligation, if at the special meeting of stockholders of American called to consider a proposal to approve the issuance of the Subsequent Shares Stockholder Approval (as such capitalized terms are defined in the Offers) of such proposal is not obtained.

              (c) Within 30 days following any Fundamental Change Date, American or its successor shall send by first class mail, postage prepaid, to each Holder of such Interests, at his address appearing in the corporate records of American or its successor, a notice stating:

                     (i) that a Fundamental Change has occurred and that such Holder has the right to require American or its successor to purchase such Interests at the Purchase Price;

                     (ii) the circumstances and relevant facts regarding such Fundamental Change;

                     (iii) a purchase date (the "Purchase Date"), which shall be no fewer than 30 days nor more than 60 days from the date such notice is mailed or if not a business day, the next following business day;

                     (iv)   the Purchase Price; and

                     (v) the place at which notice to exchange such Interests is to be presented.

              (d) Notwithstanding anything to the contrary herein, American or its successor shall not be obligated to give notice to Holders of such Interests or to purchase such Interests with respect to more than one Fundamental Change.

              (e) Notwithstanding anything to the contrary herein, the purchase rights and obligations set forth in Section 3(b) and Section 3(c) with respect to any shares of Restricted Stock shall terminate and be of no further force or effect upon the sale of such Shares pursuant to a registered underwritten public offering of Common Stock effected pursuant to Section 4.

              4.     Registration Rights.

              (a) Required Registration. The Initiating Holders may request that American effect an underwritten registration with respect to any Restricted Stock as follows:

                     (i) Request for Registration of Restricted Stock. In the event that American shall receive from the Initiating Holders a written request that American effect registration of an underwritten public offering with respect to all or any part of the Restricted Stock, American will: (A) promptly give written notice of the proposed registration to all other Holders; and (B) as soon as practicable use its diligent best efforts to effect all such registration, qualification and compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the underwritten offering of all or such portion of such Restricted Stock as is specified in such request, together with all or such portion of the Restricted Stock of any Holder or Holders thereof joining in such request as are specified in a written request given within 30 days after receipt of such written notice from American; provided that American shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 4(a)(i) if:
              (A) American has effected one previous registration pursuant to this Section 4(a)(i) during the preceding twelve-month period,
              (B) American has effected two previous registrations pursuant to this Section 4(a)(i), (C) American has effected during the preceding six-month period one previous registration statement pursuant to any other exercise by a holder or holders of Common Stock of demand registration rights in which the Holders were entitled to include their Restricted Stock pursuant to Section 4(b) or (D) reputable counsel designated by American delivers an opinion to such Initiating Holders, in form and substance satisfactory to such Initiating Holders, to the effect that the Restricted Stock specified in the request for registration may be sold or distributed as planned by the Initiating Holders without registration.

                     (ii) Underwriting. American shall (together with all Holders proposing to sell their Restricted Stock in the underwritten public offering) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by American. Notwithstanding any other provision of this Section 4(a), if the representative determines, in good faith and independent of any request by American, that marketing factors require a limitation of the number of shares to be underwritten, the representative may limit the number of shares of Restricted Stock to be included in the registration and underwriting to the extent such representative deems necessary. American shall so advise all Holders, and the number of shares of Restricted Stock that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Restricted Stock entitled to inclusion in such registration held by such Holders at the time of filing the registration statement. If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to American, the underwriter and the Initiating Holders and the Restricted Stock so withdrawn shall also be withdrawn from registration but shall be entitled to such registration rights granted to such Restricted Stock pursuant to this Section 4(a) as may thereafter remain in effect.

                     American and the holders of Common Stock of American to
              whom American has granted registration rights substantially identical to those granted hereunder may include their respective shares of Common Stock for their own accounts in such registration if the representative of the underwriters so agrees and if the number of shares of Restricted Stock and other Common Stock that would otherwise have been included in such registration and underwriting will not thereby be limited and if such inclusion will not otherwise adversely affect the offering.

                     (iii) Expenses of Requested Registration. American shall bear all expenses incurred in connection with each registration, qualification or compliance pursuant to Section 4(a)(i), including, without limitation, all registration, filing and qualification fees, printing expenses, audit fees and fees and disbursements of counsel for American (but excluding underwriters' commissions and fees and any reimbursable disbursements and expenses of the underwriters allocable to the Restricted Stock of the Holders, which commissions, fees, disbursements and expenses shall be borne pro rata (by share) by the Holders electing to participate in such requested registration).

              (b)    Company Registration.

                     (i) Registration Initiated by American. In the event American shall determine at any time prior to the expiration of two years following the later of (i) the Expiration Date or (ii) the date of issuance of the Subsequent Shares following Stockholder Approval thereof (as such capitalized terms are defined in the Offers) to register any of its Common Stock under the Securities Act for sale in an underwritten offering, either for its own account or for the account of a holder or holders of Common Stock exercising their respective demand registration rights (but specifically excluding any registration relating to employee benefit plans, or the acquisition or purchase by or combination by merger or otherwise of American with another company or business entity or partnership or a registration pursuant to Section 4(a)), American will:

                            (A) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which American intends to attempt to qualify such Common Stock under the applicable blue sky or other state securities laws); and

                            (B)    include in such registration (and any
                     related qualification under blue sky laws or other compliance), all the Restricted Stock specified in a written request or requests, made within 30 days after receipt of such written notice from American, by any Holder or Holders, except as set forth in Sections 4(b)(ii) and 4(b)(iii) below.

                     (ii) Amount to be Included. Notwithstanding any other provision of Section 4(b), in the event that Restricted Stock is requested to be included in any registration initiated pursuant to Section 4(b)(i), and if, in the good faith judgment of the representative of the underwriters and independent of any request by American, the inclusion of all of the Restricted Stock originally covered by a request for registration, together with the number of shares to be offered by American or other holders of Common Stock who hold similar registration rights, would interfere with the successful marketing of such shares, then such representative may limit the number of shares of Common Stock to be included in the registration such that the Holders of shares of Restricted Stock together with other holders of Common Stock who hold similar registration rights who have requested registration (collectively, the "Requesting Holders") shall participate in the underwritten public offering pro rata based upon the total number of shares of Common Stock held by each Requesting Holder (including the number of shares of Common Stock that each such holder may then be entitled to receive upon the exercise of any option or warrant, or the exchange or conversion of any security, held by such holder). If any such holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other Requesting Holders pro rata in a manner similar to that described in the previous sentence.

                     (iii) Underwriting. The right of any Holder to registration pursuant to this Section 4(b) shall be conditioned upon such Holder's participation in the underwriting and the inclusion of such Holder's Restricted Stock in the underwriting to the extent provided herein. All Holders proposing to sell their Restricted Stock through such underwriting shall (together with American and the other holders (if any) selling their shares of Common Stock through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by American. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to American and the underwriter. Any Restricted Stock excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                     (iv) Expenses of Registration by American. American shall bear all expenses incurred in connection with each registration, qualification or compliance pursuant to this
              Section 4(b), including, without limitation, all registration, filing and qualification fees, printing expenses, audit fees and fees and disbursements of counsel for American (but excluding underwriters' commissions and fees and any reimbursable disbursements and expenses of the underwriters allocable to the Restricted Stock of the Holders, which commissions, fees, disbursements and expenses shall be borne pro rata (by share) by the Holders electing to participate in such requested registration).

              (c) Registration Procedures. In the case of each registration, qualification or compliance effected by American pursuant to this Section 4 pursuant to which Restricted Stock for a Holder is included therein, American will keep such Holder advised as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, American will:

                     (i) furnish such number of prospectuses and other documents incident thereto as such Holder from time to time may reasonably request; and

                     (ii) list such Restricted Stock on each securities exchange (if any) on which the Common Stock is listed.

              (d)    Indemnification.

                     (i) American will, if Restricted Stock held by a Holder is included in the shares of Common Stock as to which such registration, qualification or compliance is being effected, indemnify such Holder, each of its officers and directors, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to Section 4(a) or (b), and each underwriter, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements not misleading, or any violation by American of any rule or regulation promulgated under the Securities Act, or of any other federal, state or common law, applicable to American and relating to any action or inaction required of American in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that American will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to American by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such party and shall survive the subsequent transfer of shares of Common Stock by the seller thereof and the transfer of any shares of Common Stock of American that were the subject of such registration, qualification or listing.

                     (ii) Each Holder will, if Restricted Stock held by such Holder is included in the shares of Common Stock as to which such registration, qualification or compliance is being effected, indemnify American, each of its directors and officers, each underwriter of American's Common Stock covered by such a registration statement, each person who controls American or such underwriter within the meaning of the Securities Act, and each other Holder registering Restricted Stock, each of its officers and directors and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse American, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to American by such Holder specifically for use therein; provided, however, that (i) the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Restricted Stock sold as contemplated herein and (ii) the indemnity for untrue statements or omissions described above shall not apply if the Holder providing such written information provides American with such additional written information prior to the effectiveness of the registration as is required to make the previously supplied written information true and complete, together with a description in reasonable detail of the information previously supplied that was untrue or incomplete.

                     (iii)  Each party entitled to indemnification under this
              Section 4(d) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4(d). After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or litigation, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the Indemnifying Party abandons the defense of such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

              (e) Information by Holder. The Holder or Holders of Restricted Stock included in any registration shall furnish to American such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as American may reasonably request, and as shall be required in connection with any registration, qualification or compliance referred to in this Section 4.

              (f) Postponement of Requested Registration. If, within ten days of American's receipt of a registration request from Initiating Holders, American notifies such Initiating Holders in writing that effecting the requested registration would materially and adversely affect a material transaction then under current consideration by American, then American may postpone its performance of its obligations hereunder for a period not to exceed 90 days.

              (g) Term. Notwithstanding any other provision of this Agreement, the respective covenants and agreements contained in this
       Section 4 shall continue for a period of two years following the later of (i) Expiration Date (as such term is defined in the Offers) and (ii) the date of the issuance of the Subsequent Shares following Stockholder Approval thereof (as such capitalized terms are defined in the Offers), and with respect to any request for registration made prior to the end of such two-year period, shall continue in effect until all obligations hereunder with respect thereto are fulfilled, provided that the indemnification obligations contained in Section 4(d) shall survive forever.

              5.    Termination.

              (a) Subject to Section 4(g), this Agreement shall terminate two years following the later of (i) the Expiration Date (as such term is defined in the Offers) and (ii) the date of the issuance of the Subsequent Shares following Stockholder Approval thereof (as such capitalized terms are defined in the Offers) (the "Termination Date").

              6.     Miscellaneous.

              (a) The Holders, on the one hand, and American, on the other, acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which they may be entitled at law or equity.

              (b) If requested in writing by American, each Holder shall present or cause to be presented promptly all certificates representing Restricted Stock now owned for the placement thereon of the following legend, which will remain on such certificates as long as such Restricted Stock are subject to the restrictions contained in this
       Agreement:

                     "The securities represented by this certificate are
              subject to the provisions of a Stockholder and Registration Rights Agreement, dated as of _______________ ___, 1994, between the registered owner of the shares represented by this certificate and American Exploration Company (the 'Agreement'). These securities may not be sold or transferred except in accordance with the Agreement. A copy of the Agreement is on file at the office of the Corporate Secretary of American Exploration Company."

              American may enter a stop transfer order with the transfer agent or agents of American prohibiting the transfer of Restricted Stock except in compliance with the requirements of this Agreement. American agrees to remove promptly any stop transfer order with respect to, and issue promptly unlegended certificates in substitution for, certificates for any shares of Restricted Stock that are no longer subject to the restrictions contained in this Agreement.

              (c) All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally, (ii) when received if sent by registered or certified mail, return receipt requested, or delivery service or (iii) when received by facsimile transmission, in each case to the parties at the following addresses (or at such other address as a party may specify by like notice):

                     (A)    If to American, to:

                            American Exploration Company
                            1331 Lamar Street, Suite 900
                            Houston, Texas  77010
                            Attention:  James P. Ulm, II
                            Fax:  (713) 659-5620
                            Telephone confirmation: (713) 756-6000

                            With a copy (which shall not constitute notice) to:

                            Baker & Botts, L.L.P.
                            910 Louisiana
                            Houston, Texas  77002
                            Attention:  Joe S. Poff
                            Fax: (713) 229-1522

                     (B) If to any Holder, to the address maintained in the records of American.

              (d) This Agreement supersedes all prior agreements between the parties (written or oral) and is intended as a complete and exclusive statement of the terms of the agreement between the parties.

              (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and shall be construed and enforced in accordance with the laws of such state without regard to principles of conflicts of laws thereof.

              (f) The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

              (g) Any term or provision of this Agreement may be waived at any time by an instrument in writing signed by the party that is entitled to the benefits thereof, and this Agreement may be amended or supplemented at any time by an instrument in writing signed by both parties hereto.

              (h) Except as otherwise provided herein, no party hereto shall assign this Agreement or any part thereof without the prior written consent of the other parties. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No such assignment shall release any party of any of its obligations under this Agreement.

              (i) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

              (j) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement.

              IN WITNESS WHEREOF, the Holders and American have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.


                                           AMERICAN EXPLORATION COMPANY


                                           By:
                                              -------------------------------
                                           Name:
                                           Title:


Number of Shares:                          [HOLDER]
  (issue date)

                                           By:
--------------------                          -------------------------------
                                           Name:
                                           Title:

                                    SCHEDULE

        American Exploration Company has entered into agreements identical to the foregoing with respect to the following parties (except that the agreement with Phoenix Home Life Mutual Insurance Company was dated as of January 1995), with the number of shares subject to each agreement set forth opposite such party's name:

Dominion Reserves Inc.                          2,250,487

GEAPPL Corp.                                    9,575,170

Connecticut Mutual Life                           433,987
  Insurance Company

Massachusetts Mutual Life                       3,598,524
  Insurance Company

New York Life Insurance                         3,390,351
  Company

New York Life Insurance                           401,947
  & Annuity Corporation

Pan American Life Insurance                       492,143
  Company

Phoenix Home Life Mutual                        3,460,943
  Insurance Company

Principal Mutual Life Insurance                 2,742,314
  Company

UNUM Life Insurance Co.                         5,510,373
  of America

First UNUM Life Insurance                         274,336
  Company